Exhibit 5.1

June 5, 2020

Achieve Life Sciences, Inc.

1040 West Georgia Street, Suite 1030

Vancouver, B.C. V6E 4H1

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 filed by Achieve Life Sciences, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on June 5, 2020 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 10,332,801 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which Shares consist of (i) 5,615,653 shares of Common Stock held by certain selling stockholders of the Company (collectively, the “Selling Stockholders”) and (ii) 4,717,148 shares of Common Stock issuable by the Company to the Selling Stockholders upon the exercise of currently outstanding common stock purchase warrants issued by the Company to the Selling Stockholders in a private placement (the “Warrants”). The Shares may be sold from time to time by the Selling Stockholders as set forth in the Registration Statement and the prospectus contained within the Registration Statement (the “Prospectus”).

In connection with our opinion expressed below we have examined originals or copies of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), the Company’s Bylaws, as amended (the “Bylaws”), the Warrants, certain corporate proceedings of the Company’s board of directors (the “Board”) and stockholders relating to the Registration Statement, the Certificate and Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or equity plans of the Company, to enable the Company to issue and deliver all of the shares of Common Stock issuable upon exercise of the Warrants as of the date of this opinion.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the Delaware General Corporation Law.

Based upon the foregoing, we are of the opinion that, the Shares that may be sold by the Selling Stockholders pursuant to the Registration Statement will, when delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and when issued in accordance with the terms and conditions of the applicable Warrant, be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with sale of the Shares to be sold by the Selling Stockholders pursuant to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts of law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP